                                                                   EXHIBIT 10.10


             AMENDMENT TO NATURAL GAS SALES AND PURCHASE CONTRACT
             ----------------------------------------------------

     This Amendment to Natural Gas Sales and Purchase Contract, made and entered into to be effective the 1st day of November, 1994, by and between EP OPERATING LIMITED PARTNERSHIP, a Texas limited partnership, hereinafter referred to as "Seller" and ENSERCH GAS COMPANY, a Texas corporation, hereinafter referred to as "Buyer".

                             W I T N E S S E T H:

     WHEREAS, Seller and Enserch Gas Company, a division of Lone Star Energy Company, a Texas corporation, made and entered into a Natural Gas Sales and Purchase Contract (Subject Contract) effective March 1, 1993, as amended, which provided for the sale of gas to be delivered on Lone Star Gas Company's pipeline system, reference to which is hereby made for all purposes; and

     WHEREAS, Buyer has succeeded to the interests of Enserch Gas Company, a division of Lone Star Energy Company; and

     WHEREAS, Seller and Buyer desire to further amend the Subject Contract effective November 1, 1994 making certain modifications thereto.

     NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid to Seller by Buyer, the receipt and sufficiency of which are hereby acknowledged, and of the covenants and agreements herein contained, Seller and Buyer do hereby contract and agree with each other as follows:

     I. Effective November 1, 1994, Paragraphs 3.1 B, C, D and E and lines 9 through 20 on page 4 of Article III entitled PRICE, PAYMENT AND MEASUREMENT
                                             ------------------------------
shall be deleted in their entirety and the following substituted therefor:

     "B.  Average Daily Volume Greater Than or Equal to Ten Thousand (10,000)
          MMBTU

          For any month during which the Average Delivered Volume is greater than or equal to ten thousand (10,000) MMBTU per day, the price for the volume delivered on any one day during such month shall be equal to the arithmetic average of the high and low postings as published in the Gas Daily for Lone Star, East Texas - Carthage for such day of such
          ---------
          calendar month multiplied by the total volume delivered on such day. For those days of the calendar month for which a Gas Daily posting is
                                                           ---------
          not published, the price used in such weighted arithmetic average shall be the most recent published posting and shall continue to be used until a new posting is published."

     II. As hereby amended, the Subject Contract shall remain in full force and effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives and assigns.

     IN WITNESS WHEREOF, this Amendment of Gas Purchase Contract has been executed in duplicate originals as of the day and year first herein written.

BUYER:                           SELLER:

AGREED TO AND ACCEPTED THIS      AGREED TO AND ACCEPTED THIS
21st DAY OF FEBRUARY, 1995.      30th DAY OF JANUARY, 1995.
- ----        --------    --       ----        -------    --
ENSERCH GAS COMPANY,             EP OPERATING LIMITED PARTNERSHIP
a Texas Corporation              by ENSERCH EXPLORATION, INC.
                                 Managing General Partner

BY /s/G. MARC LYONS              BY /s/GARY J. JUNCO
  --------------------------        -------------------------
PRINTED NAME   G. MARC LYONS     PRINTED NAME   GARY J. JUNCO
            ----------------                 ----------------
TITLE   Sr. Vice President       TITLE   President
     -----------------------          -----------------------

                    NATURAL GAS SALES AND PURCHASE CONTRACT
                    ---------------------------------------

     THIS CONTRACT, made and entered into to be effective the 1st day of March, 1993, by and between EP OPERATING LIMITED PARTNERSHIP, a Texas limited partnership, hereinafter referred to as "Seller" and ENSERCH GAS COMPANY, a division of Lone Star Energy Company, a Texas corporation, hereinafter referred to as "Buyer".

                             W I T N E S S E T H:

     In consideration of the sum of Ten Dollars ($10.00) cash in hand paid to Seller by Buyer, the receipt and sufficiency of which are hereby acknowledged, and of the covenants and agreements herein contained, Seller and Buyer do hereby contract and agree with each other as follows:

                                      I.
                           DELIVERY POINT AND TITLE
                           ------------------------

     1.1 The Point(s) of Delivery for all gas delivered hereunder shall be at mutually agreeable point(s) on the natural gas pipeline system of Lone Star Gas Company ("Transporter") located in the State of Texas, which mutual agreement shall be evidenced in writing signed by Buyer and Seller. Title to all gas (and liquid hydrocarbons contained therein) delivered hereunder shall pass from Seller to Buyer at said Point(s) of Delivery. The gas will be delivered at a pressure sufficient to enter Transporter's line(s) at the Point(s) of Delivery.

     1.2 Seller shall be in control and possession of the gas sold and purchased hereunder and shall be responsible for and shall indemnify and hold Buyer and Transporter harmless from any damage or injury caused thereby until the same shall have been delivered to Buyer or Transporter at the Point(s) of Delivery, except for injuries and damages caused by the negligence of Buyer. Buyer shall be in control and possession of the gas sold and purchased hereunder and shall be responsible for and shall indemnify and hold Seller harmless from any damage or injury caused thereby after the same has been delivered to Buyer or Transporter at the Point(s) of Delivery, except for injuries and damages caused by the negligence of Seller.

                                      II.
                                     TERM
                                     ----
     Subject to the other terms and provisions hereof, this Contract shall be effective March 1, 1993 and shall thereafter continue in full force and effect through and including December 31, 1996 and year to year thereafter until cancelled by either party by giving written notice to the other party at least six (6) months prior to January 1 of the year such cancellation shall be effective.

                                     III.
                        PRICE, PAYMENT AND MEASUREMENT
                        ------------------------------

     3.1 The price payable under this Contract may vary from month to month and shall be calculated as provided below. As used herein, "Average Delivered Volume" shall mean the total volume delivered in any given month divided by the total number of days during which Seller actually delivers gas to Buyer during any such month. "Average Daily Volume" shall mean the total volume delivered in any given month divided by the number of days in such month. For all of Seller's gas delivered to Buyer or Transporter at the Point(s) of Delivery and purchased hereunder, Buyer agrees to pay Seller and Seller agrees to accept prices calculated as follows:

     A.  Average Delivered Volume Less Than Ten Thousand (10,000) MMBtu

         For any month during which the Average Delivered Volume is less than ten thousand (10,000) MMBtu per day, the price shall be the "nondiscriminatory price" Buyer offers to pay other sellers for gas purchased by Buyer during such month. The "nondiscriminatory price" shall be the price published in EGC's Non-Discriminatory Proposed Term Sheet, which is forwarded monthly to sellers of gas to EGC.

     B.  Average Daily Volume Less Than Ten Thousand (10,000) MMBtu

         For any month during which the Average Delivered Volume is greater than or equal to ten thousand (10,000) MMBtu per day, but the Average Daily Volume is less than ten thousand (10,000) MMBtu per day, the price shall be equal to ninety-six percent (96%) of Buyer's Average Sales Price for such month.


     C. Average Daily Volume Between Ten Thousand (10,000) MMBtu and Twenty Thousand (20,000) MMBtu

         For any month during which the Average Daily Volume is greater than or equal to ten thousand (10,000) MMBtu per day, but less than twenty thousand (20,000) MMBtu per day, the prices shall be equal to (i) ninety-six percent (96%) of Buyer's Average Sales Price for such month for the first ten thousand (10,000) MMBtu per day and (ii) ninety-eight percent (98%) of Buyer's Average Sales Price for such month for those volumes in excess of ten thousand (10,000) MMBtu per day.

     D. Average Daily Volume Between Twenty Thousand (20,000) MMBtu and Forty Thousand (40,000) MMBtu

         For any month during which the Average Daily Volume is greater than or equal to twenty thousand (20,000) MMBtu per day, but less than forty thousand (40,000) MMBtu per day, the prices shall be equal to (i) ninety-six percent (96%) of Buyer's Average Sales Price for such month for the first ten thousand (10,000) MMBtu per day; (ii) ninety-eight percent (98%) of Buyer's Average Sales Price for such month for the next ten thousand (10,000) MMBtu per day; and (iii) ninety-nine percent (99%) of Buyer's Average Sales Price for such month for those volumes in excess of twenty thousand (20,000) MMBtu per day.

     E. Average Daily Volume Equal To or Greater Than Forty Thousand (40,000) MMBtu

         For any month during which the Average Daily Volume is greater than or equal to forty thousand (40,000) MMBtu per day, the prices shall be equal to (i) ninety-six percent (96%) of Buyer's Average Sales Price for such month for the first ten thousand (10,000) MMBtu per day;

         (ii) ninety-eight percent (98%) of Buyer's Average Sales Price for such month for the second ten thousand (10,000) MMBtu per day; (iii) ninety-nine percent (99%) of Buyer's Average Sales Price for such month for the next twenty thousand (20,000) MMBtu per day; and (iv) ninety-nine and one-half percent (99 1/2%) of Buyer's Average Sales Price for such month for those volumes in excess of forty thousand (40,000) MMBtu per day.

For the purposes of this Contract, "Buyer's Average Sales Price" shall be defined as the volume weighted price received by Buyer during any month for sales of natural gas to industrial and electric generation customers connected to Transporter's natural gas pipeline system located in the State of Texas from which amount shall be deducted transportation expenses incurred by Buyer during such month in transporting gas to such customers under contracts with a term of one (1) year or less or which provide for price renegotiation or price redetermination at intervals of one (l) year or less. Seller shall have the right, upon prior request to Buyer, to review Buyer's calculations establishing Buyer's Average Sales Price for any month or months.

     Notwithstanding anything herein contained to the contrary, Buyer shall not pay any price in excess of any maximum lawful price which may, in the future, be established by the Federal Energy Regulatory Commission ("FERC") or other governmental agency asserting jurisdiction over the gas covered hereby.

     3.2 Heating value shall be calculated at a pressure of 14.65 pounds per square inch absolute ("psia"), water vapor as delivered, and a temperature of sixty degrees (60/degrees/) Fahrenheit. For purposes of payment under this Contract, gas with a water vapor content of seven (7) pounds or more shall be deemed water vapor saturated and gas with a water vapor content of less than seven (7) pounds shall be deemed dry. The unit of measurement shall be one (1) cubic foot of gas at 14.65 psia and sixty degrees (60/degrees/) Fahrenheit, as corrected pursuant to the A.G.A.'s G.M.C. Report No. 3, and Transporter's meters and other measurements shall be conclusive except for variations in meter accuracy of greater than one percent (1%). The quantity of gas delivered while the meters were inaccurate or failed to register shall be determined by correcting the error if the percentage of error is ascertainable by calibration test or mathematical calculation. If not so ascertainable, then the quantity shall be determined by using the registration of Seller's check meter, if installed and registering accurately. If no check meter is installed and registering accurately, such quantity shall be established, for any period that is verifiable or agreed upon, by estimating such quantity on the basis of deliveries under similar conditions when the meters were registering accurately. In the event the period is not verifiable or agreed upon, such correction shall be for a period of one-half (1/2) of the time elapsed since the date of the last test of any such inaccurate meter. Following any test, metering equipment found to be inaccurate will immediately be restored by Buyer or Transporter to, as nearly as possible, a condition of accuracy.

     3.3 In the event the FERC or federal, state or other governmental agency otherwise having jurisdiction (herein called "Agency") disallows any portion of the amounts paid by Buyer to Seller pursuant to this Contract, Seller agrees to reimburse Buyer for that amount so disallowed and, within thirty (30) days of the date of such Agency's Order, Seller shall pay Buyer the full amount, including all interest ordered by Agency.

     3.4 Prior to the tenth (10th) day of each month during the term hereof, Buyer may, if required for volume allocation purposes, provide to Seller's Representative a statement for gas delivered the previous month. Buyer shall pay Seller's Representative the amount of the statement by the last day of the month following the month that said gas deliveries occurred. If Buyer fails to make full payment to Seller, except as permitted under paragraph 6.1 hereof, when payment is due, interest shall accrue at the prime rate of NationsBank, Dallas, Texas. No party receiving proceeds under this Contract may request any adjustment or correction of any statement or payment unless written notice of such request for adjustment or correction is furnished to Buyer within twenty-five (25) months of the due date of the statement or payment for which such adjustment or correction is requested.

                                      IV.
                                    QUALITY
                                    -------

     4.1 Seller shall deliver for receipt by Buyer or Transporter natural gas which is of merchantable quality and free of water, hydrocarbon liquids, hazardous substances, bacteria, and any objectionable gases, liquids and/or solids. Seller shall be liable for all damage to Buyer's and Transporter's facilities and/or for all costs arising out of environmental claims, issues, orders and rulings caused by delivery of the above objectionable substances. In addition, except as may be mutually agreed upon, the gas shall specifically (a) be free of oxygen; (b) contain not more than three percent (3.0%) by volume of carbon dioxide (CO\\2\\), and contain not more than a total of six percent (6.0%) by volume of nonhydrocarbon gases; (c) contain not more than five (5) grains of total sulphur per one hundred (100) cubic feet of gas, which sulphur content shall consist of not more than one quarter (0.25) grain of hydrogen sulphide (H\\2\\S) nor more than one half (1/2) grain of mercaptan sulphur
(RSH); (d) contain not more than seven (7) pounds of water vapor per one million (1,000,000) cubic feet of gas; (e) have a heat content of not less than nine hundred fifty (950) British Thermal Units (Btu) nor more than one thousand one hundred (1100) Btu per cubic foot under the conditions of measurement contained herein provided, however, for gas transported thru systems designated by Transporter as a gathering system the heat content of the gas shall not be less than one thousand (1000) British Thermal Units per cubic foot (there shall not be a maximum heat content for gas transported through a gathering system); and
(f) be at a temperature not in excess of one hundred and twenty degrees (120/degrees/) Fahrenheit nor less than forty degrees (40/degrees/) Fahrenheit.

     4.2 The gas delivered under this Contract shall have a stable heating value and relative density within ranges that will permit utilization thereof by Buyer in the usual conduct of its business. Buyer shall not be obligated to take any gas tendered to it under this Contract which, in the judgement of Buyer or Transporter, is not interchangeable with the gas in that portion of Transporter's pipeline system to which Seller's delivery line is connected.

     4.3 Any distillates, condensates and/or liquid hydrocarbons accumulating in the drips, lease separators and/or lines from the respective wells to Buyer's or Transporter's respective meters shall belong to and be owned by Seller. Any distillates, condensates and/or liquid hydrocarbons accumulating in Buyer's or Transporter's drips and/or lines after the same have passed through Buyer's or Transporter's meters shall belong to and be owned by the Buyer.

     4.4 The gas delivered under this Contract shall have a hydrocarbon dew point not to exceed ten degrees (10/degrees/) Fahrenheit at a pressure of four hundred pounds per square inch gauge (400 psig).


                                      V.
                                   QUANTITY
                                   --------

     5.1 Subject to the terms and conditions herein, Buyer shall have the right to purchase and receive such quantities of gas that Seller has available for sale at the Point(s) of Delivery hereunder on any given day during the term hereof; provided, however, Seller shall only deliver gas under this Contract which is attributable to Seller's interest (which shall include gas being marketed by Seller on behalf of its non-operating working interest owners) in the lands and leases from which such gas is produced and all gas delivered under this Contract shall be attributable to Seller's interest in such lands and leases. The quantities of gas which Seller has available for sale to Buyer shall be determined solely by Seller and shall be the quantity of gas which Seller delivers each day to Transporter at the Point(s) of Delivery hereunder for Buyer's account. Seller shall give Buyer notice five (5) days prior to the commencement of each month during which Seller anticipates delivering gas to Buyer of the volume of gas Seller estimates shall be available for delivery to Buyer during each such month and, in the event Seller's estimated volume should vary during the course of any month, Seller shall notify Buyer of the change in volume as soon as reasonably practicable prior to the occurrence of any such change in estimated delivery volume. Buyer or Transporter shall have the right at all reasonable times to inspect Seller's wells and delivery line and to cause Seller to test same in the presence of Buyer. Buyer or Transporter shall also have the right, but not the obligation, to regulate the delivery of gas into Transporter's pipeline and neither Buyer nor Transporter shall be liable for the resulting effect thereof.

     5.2 Buyer will endeavor to purchase all gas which Seller has notified Buyer that Seller has available for delivery during any month provided that the operational capabilities of Transporter, as determined by Transporter in its sole discretion, are sufficient at the time of Seller's tender of gas to enable Transporter to accept delivery of such tendered gas for Buyer's account. Buyer is not obligated to take any volumes under this Contract, but Buyer shall pay Seller for any volumes taken during the term hereunder.

     5.3 In no event shall the volumes of gas that Seller sells and delivers to Buyer or that Buyer purchases and receives from Seller under the terms of this Contract ever exceed the volumes of gas which can be legally produced under the applicable rules and regulations of the Railroad Commission of Texas in the course of reasonably prudent operations.

                                      VI.
                                   WARRANTY
                                   --------

     6.1 Seller hereby warrants to Buyer that at the time of delivery of gas hereunder it will have the right to sell such gas, and that such gas shall be free and clear of all liens and adverse claims. Seller agrees, with respect to the gas delivered by it, to indemnify Buyer against all suits, actions, debts, accounts, damages, costs (including attorney's fees), losses, expenses, or claims that Buyer may sustain as a result of having made payments under this Contract. In the event of any dispute, question, or litigation at anytime concerning Seller's right to sell the gas or to the proceeds of the sale thereof, Buyer shall be entitled to suspend payment for that amount due Seller which is in dispute, without interest, until such dispute, defect, or question is corrected or removed to Buyer's satisfaction, or until Seller furnishes security conditioned to save Buyer harmless in form and with surety satisfactory to Buyer. Buyer shall not be unreasonable with regard to its satisfaction in such matters.

     6.2 Each party warrants to the other that its (or its transporter's) facilities utilized for the delivery and acceptance of gas hereunder are wholly intrastate facilities and are not subject to the Natural Gas Act of 1938 ("NGA"), as heretofore amended. As a material representation, without which neither party would have been willing to execute this Contract, each party warrants to the other party that it will take no action nor commit any act of omission which will subject its facilities, this transaction, the other party's facilities, or either party's transporter's facilities to jurisdiction of the FERC or its successor governmental agency under the terms of the NGA. The gas delivered and accepted hereunder shall not have been nor shall be sold, transported or otherwise utilized in interstate commerce in a manner which will subject either party or either party's transporter to the terms of the NGA. In addition to and without excluding any remedy the aggrieved party may have at law or in equity, the party who breaches the above warranties and representations shall be liable to the aggrieved party for all damages, injury and reasonable expense the aggrieved party may sustain by reason of any breach thereof. Further, should either party perform any act, or cause any act to be performed, at any time during the term hereof, that results in any gas covered hereunder becoming regulated by or subject to jurisdictional consequences of the FERC or successor governmental authority contrary to this Contract, this Contract shall be deemed of its own terms to terminate on the day before the date of such occurrence;

provided, however, such termination shall never be construed to impair any right arising under this paragraph. Should either party perform any act, or cause any act to be performed, at any time during the term hereof, that results in any gas covered hereunder becoming subject to state authority which materially impacts either party in the continued performance of the Contract, then either party may terminate this Contract upon ten (10) days' prior written notice.

                                     VII.
                                 FORCE MAJEURE
                                 -------------

     Inability or failure of Seller to deliver or of Buyer to receive gas or of either party to perform under this Contract, except the obligation to pay monies due hereunder, shall not be the basis of claims for damages sustained by either party or for breach of contract when due to Acts of God or governmental authority; the elements; labor disputes; fires; accidents; breakage, repair or change of or obstruction in pipelines, equipment or machinery; partial or entire depletion or failure of gas supply or markets; fluctuations in gas pressure; demands in excess of the capacity of Transporter's equipment or pipelines; failure of performance by Transporter; any act or omission (including failure to take gas) of a purchaser of gas from Buyer which is excused by any event or occurrence of the character herein defined as constituting force majeure, or other causes or contingencies reasonably beyond the control of either party hereto. Any such event of force majeure shall, so far as possible, be remedied with all reasonable dispatch.

                                     VIII.
                                     TAXES
                                     -----

     Seller shall be liable for, and shall timely pay, all severance, production and other taxes applicable to the gas sold and delivered under this Contract prior to delivery to Buyer. Buyer and Seller hereby acknowledge and agree (i) that the amount of severance, production or similar tax, fee or other levy on the production of gas (not including income, excess profits, capital stock, franchise or general property taxes) levied, assessed or fixed in the State of Texas in respect of or applicable to the gas to be delivered by Seller to Buyer hereunder and for which Seller is liable is, as of the date of this Contract, equal to seven and one-half percent (7 1/2%) of the purchase price (said percentage may vary by state and over time) and is included, during the term of this Contract, in the price provided in Article III above and (ii) that Buyer shall have no obligation to pay to Seller, for the gas sold and delivered under this Contract, any amount in excess of the price set forth for such gas in
Article III above. In view of the fact that gas to be delivered hereunder may come from various sources and will be commingled, Seller agrees to make all reports with respect to gross production taxes applicable to such production and to pay such gross production taxes, all within the time and manner provided by law. Seller agrees to make such reports and payments promptly and hereby agrees to indemnify and hold Buyer harmless from all losses, costs and expenses, including tax payments, penalty and interest, Buyer may suffer as a result of Seller's failure to pay taxes as required by the State Comptroller of Public Accounts. However, nothing contained herein shall prevent Buyer from making such payments direct to the taxing authorities on behalf of Seller in the event of Seller's failure to do so and, in such event, Buyer shall have the right to deduct the amount of such taxes, including any assessed penalty and interest, from its payments to Seller hereunder. Buyer agrees to pay, or cause to be paid, all taxes and assessments lawfully levied and imposed upon Buyer with respect to the gas delivered hereunder after its receipt by Buyer. Neither party shall be responsible or liable for any taxes or other statutory charges levied or assessed against any of the facilities of the other party.


                                      IX.
                            SELLER'S REPRESENTATIVE
                            -----------------------

     Seller hereby agrees to serve and represents that it is authorized to serve as Seller's Representative for all parties having an interest in the proceeds of the gas delivered under this

Contract to give and receive all invoices, notices (including notice of price change) as may be necessary, and payments required under this Contract and to allocate, prorate and distribute such payments among the various parties entitled thereto. All notices shall be in writing, with such notices and payments deemed to be delivered when properly addressed to the following addresses and deposited in the U. S. mail, postage prepaid or to such address as either party may from time to time designate as the address for such purpose by like notice addressed to the other party, or when actually received at the receiver's facsimile machine during regular business hours (8:00 a.m. to 5:00 p.m. C.S.T. Monday through Friday) if by facsimile.


SELLER:                                BUYER:
- ------                                 -----
Notices:                               Notices:
EP Operating Limited Partnership       Enserch Gas Company
P. O. Box 2649                         301 South Harwood Street
Dallas, Texas 76011                    Dallas, Texas 75201
ATTN: Gas Contract Administration      ATTN: Contract
Phone: (214) 670-2946                        Administration
FAX: (214) 670-1549                    Phone: (214) 573-5144
                                       FAX: (214) 573-5145

                                                and

                                       Enserch Gas Company
                                       10375 Richmond Ave., Suite 300
                                       Houston, Texas 77042-4166
                                       ATTN: Off-System Volume Control
                                       Phone: (713) 954-4440
                                       FAX: (713) 954-4439

All payments shall be made to Seller by wire transfer of funds to:

                 EP Operating Limited Partnership
                 Texas Commerce Bank - Dallas
                 ABA No. 111001150
                 Account No. 08805017306

                                      X.
                                  ASSIGNMENT
                                  ----------

     All the covenants, stipulations, terms, conditions and provisions of this Contract shall extend to and be binding upon the parties hereto and their respective successors, assigns, heirs, personal representatives and representatives in bankruptcy. Neither party shall assign this Contract without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. No assignment of this Contract, in whole or in part, shall affect or impair the rights of the non-assigning party nor in any case increase the non-assigning party's obligations under this Contract. Any complete or partial assignment of this Contract by either party shall contain a provision obligating the assignee to recognize and perform the assigning party's obligations under this Contract. No conveyance or transfer of any interest of Seller shall be binding upon Buyer until Buyer has been furnished with written notice thereof including a true copy of such conveyance or transfer or with other proof that the claimant is legally entitled to such interest, all to the satisfaction of Buyer's attorneys.


                                      XI.
                                  IN GENERAL
                                  ----------

     11.1 Waiver by Buyer or Seller of a particular right or default hereunder shall not be deemed a waiver of other rights or defaults whether similar or dissimilar.

     11.2 BUYER AND SELLER AGREE THAT THIS CONTRACT WILL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, EXCEPT THOSE LAWS REGARDING THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. BUYER AND SELLER FURTHER AGREE THAT THE VENUE FOR ANY DISPUTE ARISING BETWEEN THEM AND INVOLVING THIS CONTRACT IN ANY WAY, SHALL BE IN DALLAS COUNTY, TEXAS.

     11.3 This Contract is solely for the benefit of the parties hereto and in no event may this Contract be deemed to inure to the benefit of Transporter or any third party.

     IN WITNESS WHEREOF, this Contract has been executed in duplicate originals effective as of the day and year first herein written.

ATTEST:                              EP OPERATING LIMITED PARTNERSHIP,
                                     a Texas Limited Partnership
                                     By Enserch Exploration, Inc.,
                                     Its Managing Partner


BY:   F. N. Fraleym                  BY: /s/ GARY J. JUNCO
   --------------------------           --------------------------------
   Corporate Secretary                          Gary J. Junco
                                                President

                                   "SELLER"


                                     ENSERCH GAS COMPANY, a division of
                                     Lone Star Energy Company, a Texas
ATTEST:                              Corporation

BY:   F. N. Fraleym                  BY: /s/ W. F. WEIDLER, JR.
   --------------------------           --------------------------------
        Secretary                               W. F. Weidler, Jr.
                                                Sr. Vice President


                                    "BUYER"

STATE OF TEXAS   (Section)

COUNTY OF DALLAS (Section)

     BEFORE ME, the undersigned authority, a Notary Public in and for said County, and State, on this day personally appeared Gary J. Junco, President of Enserch Exploration, Inc., Managing Partner of EP Operating Limited Partnership, a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 8th
                                                      ---
day of April, A.D. 1993.
       -----         --

                                          /s/ Tammy Sue Anderson
                                          ---------------------------
                                          Notary Public in and for
                                          Dallas County, Texas
[SEAL]                                    ------         -----
                                          My commission expires the 11
                                                                    --
                                          day of June, 1993.
                                                 ----    --

STATE OF TEXAS   (Section)

COUNTY OF DALLAS (Section)

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared W. F. Weidler, Jr., Senior Vice President of Enserch Gas Company, a division of Lone Star Energy Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 8th
                                                      ---
day of April, A.D. 1993.
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                                          /s/ Tammy Sue Anderson
[SEAL]                                    ---------------------------
                                          Notary Public in and for
                                          the State of Texas